EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163226 on Form S-8 of DIRECTV of our report dated May 24, 2012, appearing in this Annual Report on Form 11-K of DIRECTV 401(k) Savings Plan for the year ended November 30, 2011.

/s/ CROWE HORWATH LLP
Crowe Horwath LLP

Oak Brook, Illinois
May 24, 2012

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